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                                                                    EXHIBIT 21.1

                            Club Regina Resorts, Inc.

                                  Subsidiaries
                          (formed under the laws of the
                    United States unless otherwise indicated)


Canarias Future, SL+

         CR Resorts Parent Nominee Holding, LLC
         CR Resorts Capital, S. de R.L. de C.V.*
         CR Resorts Holding, S. de R.L. de C.V.*

             Timeshare Nominee Holding, LLC
             CR Resorts Remainder Company, S. de R.L. de C.V*
             Top Acquisition Sub, S. de R.L. de C.V.*

                  CR Resorts Cancun, S. de R.L. de C.V.*
                  CR Resorts Cabos, S. de R.L. de C.V.*
                  CR Resorts Puerto Vallarta, S. de R.L. de C.V.*
                  Desarrollos Turisticos Regina, S. de R.L de C.V.*

                        Corporacion Habitacional Mexicana, S.A. de C.V.* Desarollos Turisticos Integrales Cozumel, S.A. de C.V.* Corporacion Mexitur, S.A. de C.V.*
                        Servicios Turisticos Integrales Cobamex, S.A. de C.V.* Club Regina, S.A. de C.V.*

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+ Formed under the laws of Spain.
* Formed under the laws of the United Mexican States.